U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10/A
Amendment No. 1

GENERAL FORM FOR REGISTRATION OF SECURITIES
                        PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

Assured Equities IV Corporation
(Exact name of Company as specified in its charter)

Florida (State of other jurisdiction of incorporation or formation) (State or other jurisdiction of incorporation or formation)	27-0173162 (I.R.S. employer identification number)
2211 12th Avenue East Seattle, WA (Address of principal executive offices)	98102 (Zip Code)

Issuer's telephone number: (206) 422-6677
facsimile number: (866) 711-9672

Securities to be registered under Section 12(b) of the Act: none

Securities to be registered under Section 12(g) of the Exchange Act:

Common Stock, par value $0.001
(Title of class)

Indicate by check mark whether the Company is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.  (Check one):

            Large accelerated filer                  o                   Accelerated filer                                    o
            Non-accelerated filer                     o                  Smaller reporting company                   x
(Do not check if a smaller reporting company)

Copies to:
M&K CPAS, PLLC
13831 Northwest Frwy, Suite 575
Houston, TX 77040
(832) 242-9950

EXPLANATORY NOTE

            We are filing this Amended General Form for Registration of Securities on Form 10 to register our common stock, par value $0.001 per share (the "Common Stock"), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

            Unless otherwise noted, references in this registration statement to "Assured Equities IV Corporation,"  the "Company," "we," "our" or "us" means Assured Equities IV Corporation.

FORWARD LOOKING STATEMENTS

            There are statements in this registration statement that are not historical facts. These "forward-looking statements" can be identified by use of terminology such as "believe," "hope," "may," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "positioned," "strategy" and similar expressions.  You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control.  For a discussion of these risks, you should read this entire Registration Statement carefully, especially the risks discussed under "Risk Factors." Although management believes that the assumptions underlying the forward looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance and actual results could differ from those contemplated by these forward looking statements.The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment.  To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements.  In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.  We do not undertake any obligation to update or revise any forward-looking statements.

Item 1 - Description of Business

a) Business Development

Assured Equities IV Corporation was incorporated in the State of Florida on May 12, 2009.  The Company was formed to pursue a business combination with a target business opportunity yet to be finalized and to provide a method for a domestic or foreign private company to become a reporting company whose securities would be qualified for trading in the United States secondary market.  As of this date the company has not reached terms with a possible business combination and has not issued nor entered into a letter of intent with or concerning any target business opportunity and there can be no assurances that we will be successful in locating or negotiating with any target business opportunity.  We have been in the developmental stage since inception and have no other operations to date other than issuing shares to our original shareholder.

The Company's fiscal year ends December 31.  For the most recently audited period, May 12, 2009 (inception) and ending May 31, 2009, the Company had:

(a) Generated no revenues or earnings from operations,
(b) Possessed no significant assets or financial resources and
(c) Had only $100.00 cash on hand.

From the date of inception (May 12, 2009) through August 19, 2009, the Company had:

(a) Generated no revenues or earnings from operations,
(b) Possessed no significant assets or financial resources and
(c) Had only $100.00 in cash on hand.

Assured Equities IV Corporation does not meet the test of "going concern."

The Company's independent auditor has expressed substantial concern about the Company's ability to continue as a going concern by stating in Note 4 to the financial statements, "Assured Equities IV Corporation does not meet the test of "going concern;" instead the corporation was formed to pursue a business combination with target business opportunity yet to be finalized and to provide a method for a domestic or foreign private company to become a reporting company whose securities would hope to be qualified for trading in the United States secondary market. As of this date the Company has not finalized a business combination and there can be no assurances that the Company will be successful in locating or negotiating with any target business opportunity and, as such, the Company has been in the developmental stage since inception and have no other operations to date other than issuing shares to our original shareholders. Assured Equities IV Corporation's financial statements have been prepared on a development stage company basis. Substantial doubt exists as to Assured Equities IV Corporation's ability to continue as a going concern. No adjustment has been made to these financial statements for the outcome of this uncertainty."

Assured Equities IV Corporation has not been involved in any bankruptcy, receivership or similar proceeding.  The Company has not undergone any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

b) Business of the Issuer

Assured Equities IV Corporation is a "blank check" company within the meaning of Section 3(a)(51) of the Exchange Act of 1934, as amended, (the "Exchange Act").  The U.S. Securities and Exchange Commission ("SEC") defines such a company as "a development stage company that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies, other equity, or person."  The Company also qualifies as a "shell company", further to SEC Rule 12b-2 of the Securities Act of 1933, as amended (the "Securities Act"), because it has no or nominal operations and no or nominal assets and its assets consist solely of cash and cash equivalents.

The Company is in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination.  We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities.  A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us.  Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination.  These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

The Company was organized to provide a method for a foreign or domestic private company to become a reporting ("public") company whose securities are qualified for trading in the United States secondary market such as the New York Stock Exchange (NYSE), NASDAQ, NYSE Amex Equities, formerly known as the American Stock Exchange (AMEX), and the OTC Bulletin Board, and, as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Company's principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The Company will not retain an equity interest (common stock) in any private company with which we engage in a business combination. Our desire is that the value of such consideration paid to us would be beneficial economically to our shareholders though there is no assurance of that happening.

Strategies for Identifying and Completing a Business Combination

The analysis of potential new business opportunities, suitable for completing a business combination, will be undertaken by or under the supervision of the officers and directors of the Company. The Company has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze potential targets, the Company will consider the following kinds of factors:

  Potential for growth, indicated by new technology, anticipated market expansion or new products.
  Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole.
  Strength and diversity of management, either in place or scheduled for recruitment.
  Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources.
  The cost of participation by the Company as compared to the perceived tangible and intangible values and potentials.
  The extent to which the business opportunity can be advanced.
  The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items.
  Other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data.

Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.  Due to the Company's limited capital available for investigation, the Company may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

Any private company could seek to become public by filing their own registration statement with the Securities and Exchange Commission and avoid compensating us in any manner and therefore there may be no perceived benefit to any private company seeking a business combination with us as we are obligated under SEC Rules to file a Form 8-K with the SEC within four (4) days of completing a business combination which would include information required by Form 10 on the private company.  It is possible that, prior to the Company successfully consummating a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity.  However, the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction.  As a result we may not be able to complete a business combination.

No assurances can be given that the Company will be able to enter into a business combination, as to the terms of a business combination, or as to the nature of the target company.

Form of Potential Business Combination

The manner in which the Company participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Company and the negotiating strength of the Company.

It is likely that the Company will acquire its participation in a business opportunity through the issuance of common stock or other securities of the Company.  Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity.  If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares.  Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity.  This could result in substantial additional dilution to the equity of those who were stockholders of the Company prior to such reorganization.

The present stockholder of the Company will likely not have control of a majority of the voting shares of the Company following a reorganization transaction.  As part of such a transaction, all or a majority of the Company's directors may resign and new directors may be appointed without any vote by stockholders.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders.  In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders' meeting and obtain the approval of the holders of a majority of the outstanding shares.  The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders.  Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

The Company may seek to locate a target company through solicitation.  Such solicitation may include, but is not limited to; newspaper or magazine advertisements, mailings and other distributions to law firms, accounting firms, investment bankers, financial advisors and similar persons, the use of one or more web sites and/or similar methods.  We may also utilize consultants in the business and financial communities for referrals of potential target companies.  Whatever efforts the Company expends to locate a target company will be in full compliance with national and state laws and regulations.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others.  If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation would not be recoverable.  Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Company of the related costs incurred.  All such costs for the next twelve (12) months and beyond such time will be voluntarily paid by the incorporator, Assured Equities, LLC, under an agreement with the Company, until the successful consummation of a business combination.

Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully combined with a business opportunity.  The company is voluntarily filing this Registration Statement with the Securities and Exchange Commission and is under no obligation to do further pursuant to the Securities and Exchange Act of 1934.  The company believes that being a reporting company under the Exchange Act of 1934, as amended, could provide a prospective acquisition or merger candidate with additional information concerning the Company that might make the Company more attractive to a business opportunity as a potential business combination.  When the Registration Statement becomes effective the Company will comply with the periodic reporting requirements of the Exchange Act for so long as the Company is subject to those requirements.

We presently have no employees apart from our current management.  Our officers and directors are engaged in outside business activities and we anticipate that they will devote very limited time to our business until the acquisition of a successful business opportunity has been identified.  We expect no significant changes in the number of our employees other than such changes, if any, as are incident to a business combination.

The Company was organized as a vehicle to investigate and combine with, where appropriate, a target business opportunity seeking the perceived advantages of being a publicly held corporation.  The Company's principal business objective for the next 12 months will be to achieve a combination with a business opportunity.  The Company will not restrict its potential candidate target business opportunity to any specific business, industry or geographical location and, thus, may acquire any type of business.  The Company may investigate and ultimately acquire a venture that is in its preliminary or development stage, is already in operation, or in various stages of its corporate existence and development.  However, there can be no assurance that the Company will have the ability to combine with an operating business, business opportunity, or property that will be of material benefit to the Company.  The analysis of new business opportunities will be undertaken by or under the supervision of the officers and directors of the Company who are not professional business analysts and in all likelihood will not be experienced in matters relating to the target business opportunity.

c) Reports to Security Holders

The Company is not currently a reporting company and does not file reports with the Commission at this time.  When the Registration Statement becomes effective the Company will comply with the periodic reporting requirements of the Exchange Act for so long as the Company is subject to those requirements.

The public may read and copy any materials the Company files with the SEC at the SEC's Public Reference Room at 100 F Street N.E., Washington, D. C. 20549.  The public my obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www/sec.gov.

Item 1A - Risk Factors

Risk Factors

AN INVESTMENT IN THE COMPANY IS HIGHLY SPECULATIVE IN NATURE AND INVOLVES AN EXTREMELY HIGH DEGREE OF RISK.

1. WE HAVE NO OPERATING HISTORY.

We have no operating history nor any revenues or earnings from operations.  We have no significant assets or financial resources.  It is highly likely that we will sustain expenses associated with maintaining a shell operation while endeavoring to identify a target business opportunity.  Although our target business evaluation will seek to combine with a business opportunity that generates revenue, profits and immediate cash flow, there can be no assurance that if and when we have identified and consummated a business combination with a target business opportunity that we will be able to generate revenue, profits or cash flow.

2. WE HAVE NO EXISTING AGREEMENT FOR A BUSINESS COMBINATION OR OTHER TRANSACTION.

We have no arrangements or agreement or understanding with respect to a combination, acquisition or merger of a private or public business opportunity and no assurances can be given that we will successfully conclude any sort of business combination.  We cannot guarantee that we will be able to negotiate and finalize a business combination on favorable terms, and there is consequently a risk that future funds allocated to the purchase of our shares will not be invested in a company with active business operations.

The Company has not discovered, identified or evaluated any potential business opportunity to be acquired.  We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of a private or public entity.  No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination.

The Company has not identified any particular industry or specific business within an industry for evaluation.  We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations.

The Company has neither conducted nor have others made available to us results of market research concerning prospective business opportunities.  Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us.  Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available.  There is no assurance that we will be able to acquire a business opportunity on terms favorable to us.

3. OUR FUTURE SUCCESS IS HIGHLY DEPENDENT ON THE ABILITY OF MANAGEMENT TO LOCATE AND ATTRACT A SUITABLE ACQUISITION.

The nature of our operations is highly speculative and there is a consequent risk of loss of your investment.  The success of our plan of operation will depend to a great extent on the operations, financial condition and management of an identified business opportunity.  While management is proactively seeking business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in reaching terms with candidates meeting those criteria.  In the event we complete a business combination, the success of our operations may be dependent upon management of the successor business or joint venture partner and numerous other factors beyond our control.

4. MANAGEMENT INTENDS TO DEVOTE ONLY A LIMITED AMOUNT OF TIME TO SEEKING A TARGET COMPANY WHICH MAY ADVERSELY IMPACT OUR ABILITY TO IDENTIFY A SUITABLE ACQUISITION CANDIDATE.

While seeking a business combination, management anticipates devoting no more than a few hours per week to the Company's affairs in total.  Our officers and directors have not entered into any written employment agreements with the Company and are not expected to do so in the foreseeable future.  This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

5. THE COMPANY HAS CONDUCTED NO MARKET RESEARCH OR IDENTIFICATION OF BUSINESS OPPORTUNITIES, WHICH MAY AFFECT OUR ABILITY TO IDENTIFY A BUSINESS TO MERGE WITH OR ACQUIRE.

We have neither conducted nor have others made available to us results of market research concerning prospective business opportunities.  Therefore, we have no assurances that market demand exists for a merger or acquisition of a business opportunity as contemplated by us.  Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business opportunity or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available.  There is no assurance that we will be able to combine with, acquire, or merger with a business opportunity on terms favorable to us.  Decisions as to which business opportunity to participate in will be made unilaterally by our management who may act without the consent, vote or approval of our stockholders.

6. THERE MAY BE CONFLICTS OF INTEREST BETWEEN OUR MANAGEMENT AND OUR NON-MANAGEMENT STOCKHOLDERS.

Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of other investors.  A conflict of interest may arise between our management's personal pecuniary interest and its fiduciary duty to our stockholders.  Furthermore, our management's own pecuniary interest may at some point compromise its fiduciary duty to our stockholders.

Our officers and directors are not currently involved with other blank check companies and have no conflicts of interest.  Conflicts in the pursuit of business combinations with other blank check companies with which they may in the future be affiliated with may arise.  If we and the other blank check companies that our officers and directors are affiliated with desire to take advantage of the same opportunity, then the officer and director that is affiliated with both companies would abstain from voting upon the opportunity.

7. THE TIME AND COST OF PREPARING A PRIVATE COMPANY TO BECOME A PUBLIC REPORTING COMPANY MAY PRECLUDE US FROM ENTERING INTO A MERGER OR ACQUISITION WITH THE MOST ATTRACTIVE PRIVATE COMPANIES.

Target companies that fail to comply with the SEC reporting requirements may delay or preclude a business combination, acquisition or merger with a business opportunity.  Sections 12 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements of the company acquired, possibly covering one, two or three years, depending on the relative size of the acquisition.  The time and additional costs that may be incurred by some target entities to prepare those statements may significantly delay or essentially preclude a business combination, acquisition merger.  Consequently, otherwise suitable acquisition prospects that do not have or unable to obtain the required audited statements may be inappropriate for acquisition as long as the reporting requirements of the Exchange Act remain applicable.

8. THERE IS COMPETITION FOR THOSE PRIVATE COMPANIES SUITABLE FOR A MERGER TRANSACTION OF THE TYPE CONTEMPLATED BY MANAGEMENT.

We are in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination.  We are and will continue to be an insignificant participant in the business of seeking business combinations, acquisitions, mergers, joint ventures or acquisitions of small private and public entities.  A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us.  Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination.  These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

9. THE COMPANY MAY BE SUBJECT TO FURTHER GOVERNMENT REGULATION WHICH WOULD ADVERSELY AFFECT OUR OPERATIONS.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the "Investment Company Act"), since we will not be engaged in the business of investing or trading in securities.  If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act.  If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs.  We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

10. ANY POTENTIAL ACQUISITION OR MERGER WITH A FOREIGN COMPANY MAY SUBJECT US TO ADDITIONAL RISKS.

If we enter into a business combination, acquisition or merger with a foreign concern, we will be subject to risks inherent in business operations outside of the United States.  These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences.  Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, capital investment, resource self sufficiency and balance of payments positions and in other respects.

11. THERE IS CURRENTLY NO TRADING MARKET FOR OUR COMMON STOCK.

Our outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under the Securities Act and any other applicable federal or state securities laws or regulations.  These restrictions will limit the ability of our stockholders to liquidate their investment.

12. THE COMPANY MAY BE SUBJECT TO CERTAIN TAX CONSEQUENCES IN OUR BUSINESS, WHICH MAY INCREASE OUR COST OF DOING BUSINESS.

We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction.  Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions.  We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity.  We cannot guarantee however that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets.  A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

13. THE COMPANY INTENDS TO ISSUE MORE SHARES IN A MERGER OR ACQUISITION, WHICH WILL RESULT IN SUBSTANTIAL DILUTION.

Our certificate of Incorporation authorizes the issuance of a maximum of 100,000,000 shares of common stock and a maximum of 50,000,000 shares of preferred stock.  Any merger or acquisition with a business opportunity effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders.  Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arms-length basis by our management resulting in an additional reduction in the percentage of common stock held by our then existing stockholders.  Our Board of Directors has the power to issue any or all of such authorized but un-issued shares without stockholder approval.  To the extent that additional shares of common stock or preferred stock are issued in connection with a business combination or otherwise, dilution of the interests of our stockholders will occur and the rights of the holders of common stock may be materially and adversely affected.

14. BECAUSE WE MAY SEEK TO COMPLETE A BUSINESS COMBINATION THROUGH A "REVERSE MERGER", FOLLOWING SUCH A TRANSACTION WE MAY NOT BE ABLE TO ATTRACT THE ATTENTION OF MAJOR BROKERAGE FIRMS.

Additional risks may exist since we will assist a privately held business to become public through a "reverse merger".  Securities analysts of major brokerage firms may not provide coverage of our Company since there is no incentive for brokerage firms to recommend the purchase of our common stock.  No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

15.  WE CANNOT ASSURE YOU THAT FOLLOWING A BUSINESS COMBINATION WITH AN OPERATING BUSINESS THAT OUR COMMON STOCK WILL BE LISTED ON NASDAQ OR ANY OTHER SECURITIES EXCHANGE.

Following a business combination, we may seek the listing of our common stock on NASDAQ or the American Stock Exchange.  However, we cannot assure you that following such a transaction we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange.  After completing a business combination, until our common stock is listed on the NASDAQ or another stock exchange, we expect that our common stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system or on the "pink sheets", where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock.  In addition, we would be subject to a SEC rule that if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors.  Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

After completing a business combination, the Company's common stock may never be listed on the NASDAQ or any other stock exchange.  The Company's common stock may become eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system or on the "pink sheets", where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock.  However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange.  In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors.  Consequently, such rule may deter broker-dealers or market makers from recommending or selling our common stock, which may further affect its liquidity.  This would also make it more difficult for us to raise additional capital following a business combination.

Additional risks may exist since we will assist a privately held business to become public through a "reverse merger." Securities analysts of major brokerage firms may not provide coverage of our Company since there is no incentive to brokerage firms to recommend the purchase of our common stock.  No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.  There can be no assurance that we will ever meet these conditions and any purchases of our shares are subject to these restrictions on resale.  A purchase of our shares may never be available for resale as we can not be assured we will ever lose our shell company status.

16. WE MAY INCUR ADDITIONAL COSTS OF BEING A PUBLIC COMPANY DUE TO THE DIFFICULTIES OF ESTABLISHING AND MAINTAINING ACCEPTABLE INTERNAL CONTROLS OVER FINANCIAL REPORTING WITH NO FULL TIME OR PART-TIME EMPLOYEES, THE EXPENSES OF BEING A REPORTING COMPANY PURSUANT TO THE EXCHANGE ACT OF 1934 AND THE LIABILITY PROVISIONS OF THE EXCHANGE ACT OF 1934.

The Company has no full-time or part-time employees.  We are a development stage company and have had no revenues from operations.  We may never realize any revenues unless and until we successfully merge with or acquire an operating business.

The Company has no operating history, has no on-going operations or revenue and only minimal assets. The Company has not established internal controls over financial reporting.  The Company has an agreement with the Company's incorporator, Assured Equities, LLC, whereby the Company's incorporator has voluntarily agreed to pay all costs and expenses of being a public company until the successful completion of an acquisition or business combination.

17. CURRENT ECONOMIC CONDITIONS MAY PRECLUDE US FROM ENTERING INTO A MERGER OR ACQUISITION AND OBTAINING FUNDING.

The Company anticipates that the selection of a business combination will be complex and extremely risky.  Because of current economic conditions, our management believes that there are numerous firms seeking even the limited additional capital that we will have and/or the perceived benefits of becoming a publicly traded corporation.  Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Item 2 - Management's Discussion and Analysis or Plan of Operations

The quantifiable financial information required by this item is contained under the section Item 13 Financial Statements and Supplementary Data. As the Company has been in existence less than one year with no operations comparable financial information is not provided.

The Company was organized as a vehicle to investigate and, if such investigation warrants, combine with a target business opportunity seeking the perceived advantages of being a publicly held corporation.  During the next 12 months we anticipate incurring costs related to filing of Exchange Act reports and costs related to consummating a business combination.  The Company does not currently engage in any business activities that provide cash flow.  As of August 19, 2009, the cash balance in the Company's treasury (bank account) was $100.00 USD.  The costs of investigating and analyzing business combinations for the next 12 months will be paid with money in our treasury and additional amounts, as necessary, will be loaned to or invested in the Company by our stockholders, management or other investors. The Company has no plans to seek additional funds.  The Company has had no discussions with stockholders, management or other investors regarding funding.  The Company's incorporator, Assured Equities, LLC, has voluntarily agreed to pay any costs or expenses incurred by the Company until the successful completion of an acquisition or business combination.

The Company may consider a business opportunity which has recently commenced operations, or is a developing company in need of additional funds for expansion into new products or markets, or is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital.  In the alternative, a business combination, acquisition or merger may be concluded with a company that does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense and loss of voting control which may occur in a public offering.

Our officers and directors have not had any contact or discussions with any representative of any other entity regarding a business combination with the Company.  Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth including entities without established records of sales or earnings.  In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies.  In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent on a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

The Company anticipates that the selection of a business combination will be complex and extremely risky.  Because of current economic conditions, rapidly changing technologies occurring in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital that we will have and/or the perceived benefits of becoming a publicly traded corporation.  Such perceived benefits of becoming a publicly traded corporation include, among other things: facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock.  Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Item 3 - Description of Property

The Company has no properties and at this time and has no agreements to acquire any properties.  The Company uses the offices of management at no cost to the Company. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

Item 4 - Security Ownership of Certain Beneficial Owners and Management

(a) Security ownership of certain beneficial owners

The following table sets forth, as of August 19, 2009, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding Common Stock of the Company.

Assured Equities IV Corporation
Security Ownership of Certain Beneficial Owners and Management
August 19, 2009

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage (%) of Class

Assured Equities, LLC*	100,000	100%
2211 12th Avenue East
Seattle, WA 98102

All Officers and Directors	-0-	0%

* Assured Equities, LLC, a Utah Limited Liability Company, is the incorporator-founder and only shareholder of the Company. William D. Kyle, President, Treasurer and Director of the Company is the Managing Member of Assured Equities, LLC.

Item 5 - Directors, Executive Officers, Promoters and Control Persons

(a) Our directors and officers and additional information concerning them are as follows:

Assured Equities IV Corporation
Directors, Executive Officers, Promoters and Control Persons
August 19, 2009

Name	Age	Position

William D. Kyle	64	President, Treasurer, Director
Anne M. Kyle	63	Secretary and Director

The term of office of Director(s) expires at our annual meeting of stockholders or until successor(s) is/are duly elected and qualified.

William D. Kyle, President, Treasurer and Director

Possessing a 30+ year chronology of driving growth and expansion with organizations from start-ups to globally focused Fortune 1000 companies, William D. Kyle has repeatedly built shareholder value and increased returns on investments.  Mr. Kyle has been instrumental in raising investment capital, successfully participating in initial and secondary public offerings and multiple strategic acquisitions.

In July, 2004, Mr. Kyle founded Driver Tools, LLC, and was the company's Managing Member.

In July, 2007, Mr. Kyle founded BANDE Holdings, LLC and is the company's Managing Member.

In August, 2008, Mr. Kyle founded Assured Equities, LLC and is the company's Managing Member.

In April, 2009, Mr. Kyle founded Enterprise Creations, LLC where he is the company's Managing Member.

Anne M. Kyle, Secretary and Director

Anne M. Kyle possesses 20 plus years of administrative, organizational and customer relations experience within the retail and transportation market segments.  Possessing extensive experience in strategic planning and organizational development, Ms. Kyle is a hands-on professional with proven organizational skills.

In July, 2007, Ms. Kyle became the company secretary for BANDE Holdings, LLC.

In August, 2008, Ms. Kyle became the company secretary for Assured Equities, LLC.

In April 2009, Ms. Kyle became the secretary for Enterprise Creations, LLC.

Ms. Kyle is married to Mr. William D. Kyle, President, Treasurer and Director of the Company.

(b) Significant Employees. None

(c) Family Relationships. William D. Kyle, President, Treasurer and Director of the Company and Anne M. Kyle, Secretary and Director of the Company, are husband and wife.

(d) Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Company during the past five years.

(e) The Board of Directors acts as the Audit Committee and the Board has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate.  Further, the Company believes that it has inadequate financial resources at this time to hire such an expert. The Company intends to continue to search for a qualified individual for hire.

(f) Other Blank Check Company / Experience: As indicated below, members of management have also served as officers and directors of:

Name of Business	Filing Date	Status	SEC File Number	Pending Business Combinations	Additional Information

Enterprise IV Corporation	August 6, 2008			None	William D. Kyle served as President, Treasurer and Director of Enterprise IV Corporation until his resignation on March 24, 2009.

Enterprise V Corporation	July 15, 2008	Sold on October 14, 2008 to Twenty-Second Trust; Form 8K dated October 14, 2008.	000-53322	None	William D. Kyle served as President, Treasurer and Director of Enterprise V Corporation until his resignation on October 14, 2008.

Enterprise VI Corporation	July 25, 2008	Sold on October 15, 2008 to USA Fabrics, Inc.; Form 8K dated October 15, 2008.	000-53351	None	William D. Kyle served as President, Treasurer and Director of Enterprise VI Corporation until his resignation on October 15, 2008.

Item 6 - Executive Compensation

The Company's officers and directors have not received any cash remuneration since inception. Officers will not receive any remuneration upon completion of the offering nor until the consummation of a business combination, acquisition or merger acquisition of a business opportunity. No remuneration of any nature has been paid to any officer or director on account of services rendered by such in those capacitates. The Company's officers and directors intend to devote no more than a few hours a week to the affairs of the Company.

It is possible that after the Company successfully consummates a business combination, acquisition or merger with an unaffiliated entity that entity may desire to employ or retain one or more members of our management for the purposes of providing services to the surviving entity. However, the Company has adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be included in this table or otherwise.

Assured Equities IV Corporation
Executive Compensation
August 19, 2009

Name	Position / Title	Compensation

William D. Kyle	President, Treasurer and Director	$0.00
Anne M. Kyle	Secretary and Director	$0.00

Item 7 - Certain Relationships and Related Transactions

The Company utilizes the office space and equipment of its management at no cost. Management estimates such amounts to be immaterial.

The Company has not issued any promissory notes or other evidence of indebtedness.

There have been no transactions since the beginning of the Company's fiscal year (date of inception, May 12, 2009), or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest.

A single transaction occurred on May 14, 2009, when the Company issued 100,000 shares of its Common Stock, par value $0.001, to the Company's incorporator, Assured Equities, LLC, in exchange for $100.00 US Dollars.  Assured Equities LLC is the sole owner of all (100%) of the Common Stock issued and outstanding by the Company.

Assured Equities, LLC, Incorporator, is a limited liability company ("company") legally formed, and in active status, under the laws of the State of Utah, the Managing Member of which is competent to contract and hereby form, on behalf of the company, a corporation for profit under Chapter 607 and/or Chapter 621, of the Florida Statutes (Profit).

The one Managing Member and sole owner of Assured Equities, LLC is Mr. William D. Kyle, Director, President and Treasurer of the Company.

The Company has not had a promoter at anytime.

The Company has not:

  Established its own definition for determining whether its directors and nominees for directors are "independent" nor has it adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current directors would not be deemed to be "independent" under any applicable definition given that they are officers of the Company; nor,
  Established any committees of the Board of Directors.

Given the nature of the Company's business, its limited shareholder base and the current composition of management, the Board of Directors does not believe that the Company requires any corporate governance committees at this time. The Board of Directors takes the position that management of a target business will establish:

  Its own Board of Directors,
  Establish its own definition of 'independent" as related to directors and nominees for directors,
  Establish committees that will be suitable for its operations after the Company consummates a business combination.
Item 8 - Legal Proceedings

Presently, there are no pending legal proceedings to which the Company is a party or to which any of its property is subject, and the Company does not know nor is aware of any legal proceedings threatened or contemplated against it.

Item 9 - Market for Common Equity and Related Stockholder Matters

(a) Market Information: The Company's Common Stock is not trading on any exchange. The Company is not aware of any market activity in its stock since its inception and through the date of this filing.

(b) Holders: As of May 31, 2009 there was one (1) record holder of 100,000 shares of the Company's Common Stock. The one record holder is Assured Equities, LLC, incorporator.

(c) Dividends: The Company has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company's business.

Item 10 - Recent Sales of Unregistered Securities

The Company issued 100,000 shares of Common Stock on May 14, 2009, to the incorporator for an aggregate purchase price of $100 in cash or cash equivalents, with $100 received and deposited into the Company's bank account. The Company sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act.

No securities have been issued for services rendered. Neither the Company nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. No services were performed by a purchaser as consideration for the shares issued.

All purchasers represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption there from, and may not be sold pursuant to the exemptions provided by Section 4(1) of the Securities Act or Rule 144 under the Securities Act, in accordance with the letter from Richard K. Wulff, Chief of the Office of Small Business Policy of the Securities and Exchange Commission's Division of Corporation Finance, to Ken Worm of NASD Regulation, Inc., dated January 21, 2000.

Item 11 - Description of Securities

(a) Common Stock: All outstanding shares of Common Stock are of the same class and have equal rights an attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights. The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company's Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 10-12G.

(b) Debt Securities: None

(c) Other Securities to Be Registered: None

Item 12 - Indemnification of Directors and Officers

The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent not prohibited by the Florida General Corporation Laws; provided, however, the Company can modify the extent of indemnification by individual contracts with its directors and officers; provided further that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(i) such indemnification is expressly required to be made by law; (ii) the proceeding was authorized by the Board of Directors of the Company; (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the Florida General Corporation law; or (iv) such indemnification is required to be made under the Bylaws.

Item 13 - Financial Statements and Supplementary Data.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Assured Equities IV Corporation
(A Development Stage Company)

We have audited the accompanying balance sheet of Assured Equities IV Corporation (A Development Stage Company) as of May 31, 2009, and the related statements of expenses, stockholders' equity and cash flows from May 12, 2009 (inception) through May 31, 2009. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration on internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Assured Equities IV Corporation (A Development Stage Company) as of May 31, 2009 and the results of its operations and its cash flows from May 12, 2009 (inception) through May 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 4 to the financial statements, the Company has generated no income as of May 31, 2009, which raises substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas
June 29, 2009

ASSURED EQUITIES IV CORPORATION
(A Development Stage Company)
BALANCE SHEET
AS OF MAY 31, 2009

ASSETS

ASSETS
Current Assets
Cash	$100.00
Total Current Assets	$100.00
TOTAL ASSETS	$100.00

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Current Liabilities	$0.00
Long Term Liabilities	$0.00
TOTAL LIABILITIES	$0.00

STOCKHOLDERS' EQUITY
Preferred Stock, $0.001 par value; 50,000,000 shares authorized, 0 shares issued and outstanding.	$0.00
Common Stock, $0.001 par value; 100,000,000 shares authorized, 100,000 shares issued and outstanding.	$100.00
TOTAL STOCKHOLDERS' EQUITY	$100.00

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$100.00

See the accompanying summary of accounting policies and notes to the financial statements.

F-1

ASSURED EQUITIES IV CORPORATION
(A Development Stage Company)
STATEMENT OF EXPENSES
FOR THE PERIOD
FROM MAY 12, 2009 (INCEPTION) THROUGH MAY 31, 2009

TOTAL REVENUE	$0.00

TOTAL EXPENSES	$0.00

NET PROFIT OR (LOSS)	$0.00

NET PROFIT OR (LOSS) PER COMMON SHARE - BASIC AND DLUTED	$0.00

PER SHARE INFORMATION
Weighted Average Number of Shares of Common Stock Outstanding - Basic and Diluted
Basic	100,000 shares
Diluted	100,000 shares

See the accompanying summary of accounting policies and notes to the financial statements.

F-2

ASSURED EQUITIES IV CORPORATION
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE PERIOD
MAY 12, 2009 (INCEPTION) THROUGH MAY 31, 2009

	Preferred Stock		Common Stock
	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-in Capital	Accumulated Deficit During The Development Stage	Total Stockholders' Equity

May 12, 2009 (Inception)	-0-	$0.00	-0-	$0.00	$0.00	$0.00	$0.00

Issuance of stock to Incorporator - May 14, 2009			100,000	$100.00	$0.00	$0.00	$100.00

Net profit (loss) for the period						$0.00	$0.00

Balances - May 31, 2009	-0-	$0.00	100,000	$100.00	$0.00	$0.00	$100.00

See the accompanying summary of accounting policies and notes to the financial statements.

F-3

ASSURED EQUITIES IV CORPORATION
(A Development Stage Company)
STATEMENT OF CASH FLOWS
FOR THE PERIOD
FROM MAY 12, 20090 (INCEPTION) THROUGH MAY 31, 2009

Cash and cash equivalents - Beginning of Period	$0.00

Cash flows from Operating Activities
Profit or (Loss)	$0.00
Net Cash Flow from Operating Activities	$0.00

Cash flow from Financing Activities
Cash proceeds from issuance of Common Stock to Incorporator	$100.00
Net Cash Provided by Financing Activities	$100.00

Net Increase (Decrease) in Cash	$100.00

Supplemental Information
Interest Paid	$0.00
Taxes Paid	$0.00

See the accompanying summary of accounting policies and notes to the financial statements.

F-4

Assured Equities IV Corporation
(A Development Stage Company)
Notes to Financial Statements
May 31, 2009

Note 1- Description of Business

Assured Equities IV Corporation (the "Company"), a Florida "blank check" Company, was incorporated on May 12, 2009.  The Company is actively seeking a merger candidate and currently has no operations.

Note 2 - Preparation and Basis of Financial Statements

The Company follows the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

The Company's fiscal year-end is December 31.

Note 3 - Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Equivalents

The Company considers all highly liquid investments with original maturities from date of purchase of three months or less to be cash equivalents. Cash and equivalents consist of cash on deposit with domestic banks and, at times, may exceed federally insured limits. As of May 31, 2009, there was $100 in the Company's checking account and no cash equivalents. As of August 19, 2009, there was $100 in the Company's checking account and no cash equivalents.

Income Taxes

The Company has adopted the provisions of SFAS No. 109, "Accounting for Income Taxes" which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Net Income Per Share

Basic net income (loss) per common share amounts is computed using the weighted average number of common shares outstanding during the year. Diluted per common share amounts are computed using the weighted average number of common shares outstanding during the year and dilutive potential common shares. Dilutive potential common shares consist of stock options, stock warrants and redeemable convertible stock and are calculated using the treasury stock method. As of May 31, 2009 there were no dilutive convertible common shares outstanding.

Development Stage - Assured Equities IV Corporation

As a result of the Company's limited operating history and lack of current revenue stream we report our financial statements pursuant to FASB statement number 7, which focuses on development stage companies. Users of the financial statements should be familiar with these statements and its effect on the financial statements.

Recent Accounting Pronouncements

The Company does not expect that adoption of recently issued accounting pronouncements will have a material impact on its financial position, results of operations or cash flows.

Note 4 - Going Concern

Assured Equities IV Corporation does not meet the test of "going concern;" instead the corporation was formed to pursue a business combination with target business opportunity yet to be finalized and to provide a method for a domestic or foreign private company to become a reporting company whose securities would hope to be qualified for trading in the United States secondary market. As of this date the Company has not finalized a business combination and there can be no assurances that we will be successful in locating or negotiating with any target business opportunity and, as such, the Company has been in the developmental stage since inception and have no other operations to date other than issuing shares to our original shareholders. Assured Equities IV Corporation's financial statements have been prepared on a development stage company basis. Substantial doubt exists as to Assured Equities IV Corporation's ability to continue as a going concern. No adjustment has been made to these financial statements for the outcome of this uncertainty.

Note 5 - Income Tax

There has been no provision for U.S. federal, state, or foreign income taxes for any period because the Company has incurred no revenue, no expenses and no loses from inception.

At May 31, 2009, the Company had no net operating loss carry forward for federal income tax purposes and Florida currently imposes no state corporate income tax.

The Company has no deferred tax assets or liabilities as of May 31, 2009.

Realization of deferred tax assets is not practical until subsequent to a business combination with target business opportunity, and such a target business opportunity has yet to be finalized.

Note 6 - Share Capital

On May 14, 2009, Assured Equities IV Corporation issued 100,000 shares of its Common Stock to the Incorporator, Assured Equities LLC, in exchange for $100.

On May 14, 2009, the Company's stock register reports a total 100,000 shares of Common Stock outstanding, with all 100,000 shares held and owned by Assured Equities LLC, Incorporator.

On August 19, 2009, the Company's stock register reports a total 100,000 shares of Common Stock outstanding with all 100,000 shares issued on May 14, 2009, held and owned by Assured Equities, LLC, Incorporator.

Note 7 - Related Party Transactions

On May 14, 2009, Assured Equities IV Corporation issued 100,000 shares of its Common Stock to the Incorporator, Assured Equities LLC, in exchange for $100.

Note 8 - Preferred Stock

The Company's Articles of Incorporation authorize 50,000,000 shares of Preferred Stock, par value $0.001. The Company's Preferred Stock has not been registered with the SEC.

Item 14 - Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There are not and have not been any disagreements between the Company and its accountants on any matter of accounting principles, practices or financial statement disclosure. M&K CPAS , PLL C has been engaged by the Company to audit the initial period ended May 31, 2009. The decision to hire M&K CPAS, PLLC was approved by the Company's Board of Directors.

Item 15 - Exhibits

ITEM 1 - INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Articles of Incorporation

3.2	Bylaws

3.3	Auditor's Consent

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ASSURED EQUITIES IV CORPORATION

Date: August 19, 2009	By:	/s/ William D. Kyle
Name: William D. Kyle Title: President

EXHIBIT 3-1

Articles of Incorporation
Assured Equities IV Corporation

The undersigned subscriber to these Articles of Incorporation is a limited liability company (“company”) legal formed, and in active status, under the laws of the State of Utah, the Managing Member of which is competent to contract and hereby form, on behalf of the company, a corporation for profit under Chapter 607 and/or Chapter 621, of the Florida Statutes (Profit).

Article I – Name

The name of the Corporation is Assured Equities IV Corporation, (hereinafter “Corporation”).

Article II – Principal Office

The address of the principal office of the Corporation is 2211 12th Avenue East, Seattle, Washington 98102.

Article III – Purpose

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized and to exercise powers granted under the laws of the United States of America and the State of Florida.

Article IV - Shares

The aggregate number of shares that the Corporation shall have authority to issue is 150,000,000 shares, consisting of 100,000,000 shares of the par value of $0.001 per share, which shall be designated "Common Stock" and 50,000,000 shares of the par value of $0.001 per share, which shall be designated "Preferred Stock."

4.1        Common Stock: The maximum number of common shares that the Corporation is authorized to have outstanding at any time is ONE HUNDRED MILLION (100,000,000) shares of Common Stock, each share having the par value of One One-Thousandth of a Dollar ($0.001).

4.1(a)   Subject to the provisions of the By-laws, as from time to time amended, with respect to the closing of the transfer books and the fixing of a record date, all holders of shares of Common Stock shall be identical with each other in every respect and the holders of common shares shall be entitled to have unlimited voting rights on all shares and be entitled to one vote for each share of common on all matters on which Shareholders have the right to vote.

4.1(b)  All holders of shares of Common Stock, upon the dissolution of the Corporation, shall be entitled to receive the net assets of the Corporation after payment shall have been made to the holders of Preferred Stock of the full amount to which they shall be entitled under this Article Four. The holders of Common Stock shall be entitled, to the exclusion of the holders of the Preferred Stock of any series, to share ratably, according to the number of shares held by them, in all remaining assets of the Corporation available for distribution.

4.2       Preferred Stock: The maximum number of preferred shares that this Corporation is authorized to have outstanding at any time is FIFTY MILLION (50,000,000) shares of Preferred Stock, each share having the par value of One One-Thousandth of a Dollar ($0.001).

4.2(a)   Subject to the provisions of the By-laws, as from time to time amended, with respect to the closing of the transfer books and the fixing of a record date, all holders of shares of Preferred Stock shall be identical with each other in every respect and the holders of preferred shares shall be entitled to have unlimited voting rights on all shares and be entitled to one vote for each share of Preferred Stock on all matters on which Shareholders have the right to vote.

4.2(b)  All holders of shares of preferred stock shall have preference:

4.2(b)(1) On dividends, to the extent that if the Corporation distributes dividends to shareholders the preferred shareholders shall be first to receive such disbursements at a minimum and maximum annual rate established from time to time by the Board of Director(s).

4.2(b)(2) In the event of dissolution, and upon the dissolution of the Corporation shall be entitled to receive the net assets of the Corporation.

4.3       No holder of shares of stock of any class shall have any preemptive right to subscribe to or purchase any additional shares of any class, or any bonds or convertible securities of any nature; provided, however, that the Board of Director(s) may, in authorizing the issuance of shares of stock of any class, confer any preemptive right that the Board of Director(s) may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the bylaws of the Corporation.

4.4       The Board of Director(s) of the Corporation may authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Director(s) may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the bylaws of the Corporation.

4.5       The Board of Director(s) of the Corporation may, by Restated Articles of Incorporation, classify or reclassify any unissued stock from time to time by setting or changing the preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or term or condition of the stock.

4.6       At a meeting of stockholders, following all requisite approvals under the Law of the State of Florida, the affirmative vote of a majority of the votes of all outstanding shares entitled to vote thereon shall be required to take any of the following actions: (a) to adopt a plan of merger of the Corporation, or (b) to approve the sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation, or (c) to adopt a plan for the exchange of shares of the Corporation, and (d) to authorize the dissolution of the Corporation in accordance with Law of the State of Florida.

Article V – Initial Officers And/Or Directors

The officers of the Corporation shall be:

President:                    William D. Kyle
Secretary:                    Anne M. Kyle
Treasurer:                    William D. Kyle

whose address shall be the same as the principal office of the Corporation.

The Director(s) of the Corporation shall be:

William D. Kyle
Anne M. Kyle

whose address shall be the same as the principal office of the Corporation.

Article VI – Registered Agent

The name and street address of the Registered Agent of the Corporation is:

Agents and Corporations, Inc.
300 Fifth Avenue South Suite 101-330
Naples, Florida 34102

Article VII – Incorporator

The name and street address of the incorporator of this Corporation is:

Assured Equities, LLC
198 East 8th Street, #298
Port Angeles, WA 98362

Article VIII – Shareholders’ Restrictive Agreement

All of the shares of stock of this Corporation may be subject to a Shareholders' Restrictive Agreement containing numerous restrictions on the rights of shareholders of the Corporation and the transferability of the shares of stock of the Corporation. A copy of the Shareholders' Restrictive Agreement, if any, is on file at the principal office of the Corporation.

Article IX – Powers of Corporation

The Corporation shall have the same powers as an individual to do all things necessary or convenient to carry out its business and affairs, subject to any limitations or restrictions imposed by applicable law or these Articles of Incorporation.

Article X – Term of Existence

This Corporation shall have perpetual existence.

Article XI – Registered Owner(s)

The Corporation, to the extent permitted by law, shall be entitled to treat the person in whose name any share or right is registered on the books of the Corporation as the owner thereto, for all purposes, and except as may be agreed in writing by the Corporation, the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such share or right on the part of any other person, whether or not the Corporation shall have notice thereof.

Article XII - Bylaws

The Board of Director(s) of the Corporation shall have power, without the assent or vote of the shareholders, to make, alter, amend or repeal the Bylaws of the Corporation; but the affirmative vote of a number of Directors equal to a majority of the number who would constitute a full Board of Director(s) at the time of such action shall be necessary to take any action for the making, alteration, amendment or repeal of the Bylaws.

Article XIII - Effective Date

These Articles of Incorporation shall be effective immediately upon approval of the Secretary of State, State of Florida.

Article XIV - Amendment

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, or in any amendment hereto, or to add any provision to these Articles of Incorporation or to any amendment hereto, in any manner now or hereafter prescribed or permitted by the provisions of any applicable statute of the State of Florida, and all rights conferred upon shareholders in these Articles of Incorporation or any amendment hereto are granted subject to this reservation.

IN WITNESS WHEREOF, I have hereunto set my hand and seal, acknowledged and filed the foregoing Articles of Incorporation under the laws of the State of Florida, this 8th Day of May, 2009.

By: /s/ William D. Kyle
Assured Equities Creations LLC, Incorporator
William D. Kyle, Managing Member

Acceptance of Registered Agent Designated
In Articles Of Incorporation

I, David N. Williams, Esq., having a business office address at

Agents and Corporations, Inc.
300 Fifth Avenue South, Suite 101-330
Naples, Florida 34102

and having been named as Registered Agent in the above and foregoing Articles of Incorporation, accept service of process for the above stated corporation at the place designated in this certificate. I am familiar with and accept the appointment as Registered Agent under the applicable provisions of the Florida Statutes and agree to act in this capacity.

Signature/Registered Agent
Agents and Corporations, Inc.

By: /s/ David N. Williams, Esquire

David N. Williams, Esquire
Date: May 8, 2009

Signature
Assured Equities IV Corporation

By: /s/ Anne M. Kyle

Anne M. Kyle, Corporate Secretary
Date: May 9, 2009

EXHIBIT 3-2

BYLAWS
~ Of ~
ASSURED EQUITIES IV CORPORATION

ARTICLE I: OFFICES

The principle office of Assured Equities IV Corporation ("Corporation") in the State of Washington USA shall be located in King County. The Corporation may have such other offices, either within or outside of the State of Washington, as the Board of Directors may designate or as the business of the Corporation may require, from time to time.

ARTICLE II: SHAREHOLDERS

Section 1 - Annual Meeting

The annual meeting of the shareholders shall be held on the third Thursday of August of each year, or in such other date during the Calendar year as may be designated by the Board of Directors. If the day fixed for the annual meeting shall be a legal holiday in the State of Washington, such meeting shall be held on the next succeeding business day. If the election of Directors shall be held on the day designated herein for any annual meeting of the shareholders or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

Section 2 - Special Meetings

Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President, Chairman or by the Board of Directors, and shall be called by the President at the request of the holders of not less than fifteen percent (15%) of all the outstanding shares of the Corporation entitled to vote at the meeting.

Section 3 - Place of Meeting

The Board of Directors may designate any place, either within or outside of the State of Washington, unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or outside of the State of Washington, unless otherwise prescribed by statute, as the place for holding of such meeting. If no designation is made, the place of meeting shall be the principal office of the Corporation.

Section 4 - Notice of Meeting

Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each shareholder of record entitled to vote at such meeting.

If mailed, such notice shall be deemed to be delivered when deposited in The United States Mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereupon prepaid.

Section 5 - Closing of Transfer Books or Fixing of Record

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period, but not to exceed in any case fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least fifteen (15) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case not be not more than thirty (30) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, that date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 6 - Voting Lists

The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of shareholders entitled to vote at meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such lists shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

Section 7 - Quorum

Fifty percent (50%) or more of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 8 - Proxies

At all meetings of shareholders, a shareholder may vote in person or by Proxy executed in writing by the shareholder or by his or duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. A meeting of the Board of Directors may be had by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other and participation in a meeting under such circumstanced shall constitute presence at the meeting.

Section 9 - Voting of Shares by Certain Holders

Shares standing in the name of another Corporation may be voted by such officer, agent or proxy as the Bylaws of such Corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such Corporation may determine.

Shares held by an administrator, executer, guardian or conservator may be voted by him either in person or by proxy without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name by authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.  Shares of its own stock belonging to the Corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

Section 10 - Informal Action by Shareholders

Unless otherwise provided by law, any action required to be taken at a Meeting of the Shareholders, or any other action which may be taken at a Meeting of the Shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by a plurality of the shareholders.

ARTICLE III: BOARD OF DIRECTORS

Section 1 - General Powers

The business and affairs of the Corporation shall be managed by its Board of Directors.

Section 2 - Number, Tenure and Qualifications

The number of Directors of the Corporation shall be fixed by the Board of Directors, but in no event shall be less than one (1). Each Director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

Section 3 - Regular Meetings

A regular meeting of the Board of Directors shall be held without other Notice than this Bylaw immediately after, and at the same place as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than such resolution.

Section 4 - Special Meetings

Special meetings of the Board of Directors may be called by or at the request of the President, Chairman or any two (2) Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

Section 5 - Notice

Notice of any special meeting shall be given at least one (1) day previous thereto by written notice delivered personally or mailed to each Director at his business address, or by facsimile or by email.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed with postage thereon prepaid. If notice be given by facsimile or email, such notice shall be deemed to be delivered when the facsimile or email is sent. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 6 - Quorum

A majority of the number of Directors fixed by Section 2 of the Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

Section 7 - Manner of Acting

The act of the majority of the Directors present at a meeting at which a Quorum is present shall be the act of the Board of Directors.

Section 8 - Action Without a Meeting

Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if consent in writing, setting forth the action so to be taken, shall be signed before such action by all of the Directors.

Section 9 - Vacancies

Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors through less than a quorum of the Board of Directors, unless otherwise provided by law. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

Any Directorship to be filled by reason of an increase in the number of Directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of Directors by the shareholders.

Section 10 - Compensation

By resolution of the Board of Directors, each Director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as a Director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation thereof.

Section 11 - Executive Committees

The Board of Directors may designate from their number an executive committee and one or more other committees, each of which shall consist of three or more directors. All such committees, in the intervals between meetings of the Board of Directors and to the extent provided in the Bylaws or the resolution of the Board of Directors establishing such a committee, shall have all the authority and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation to the extent lawful under the laws of the State of Florida.

Section 12 - Stock Record Books

The Board of Directors shall from time to time decide whether and to what extent and at what times and under what conditions and requirements the accounts and books of the Corporation, or any of them, except the stock book, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any books or documents of the Corporation except as conferred by statute of the State of Florida or authorized by the Board of Directors.

Section 13 - Working Capital

The Board of Directors may from time to time fix, determine and vary the amount of the working capital of the Corporation; may determine what part, if any, of surplus shall be declared in dividends and paid to the stockholders; may determine the time or times for the declaration and payment of dividends, the amount thereof, and whether they are to be in cash, securities, or properties; may direct and determine the use and disposition of any surplus or net profits over and above the capital, and in its discretion may use or apply any such surplus or accumulated profits in the purchase or acquisition of bonds or other pecuniary obligations of the Corporation to such extent, and in such manner and upon such terms as the Board of Directors may deem expedient.

Section 14 - Limits of Liability

Pursuant to the Law of the State of Florida, the liability of the Corporation’s directors to the Corporation or its stockholders for damages for breach of duty as a director shall be eliminated to the fullest extent permitted by the Law of the State of Florida as it exists on the date hereof or as it may hereafter be amended.  No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE IV: OFFICERS

Section 1 - Number

The officers of the Corporation shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors, including a Chairman of the Board. In its discretion, the Board of Directors may leave unfilled for any such period as it may determine any office except those of President and Secretary. Any two (2) or more offices may be held by the same person. Officers may be Directors or shareholders of the Corporation.

Section 2 -Election and Term of Office

The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the elections of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3 - Removal

Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights, and such appointment shall be terminable at will.

Section 4 - Vacancies

A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

Section 5 - President

The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general, supervise and control all of the business and affairs of the Corporation. He/She shall, when present, preside at all meetings of the shareholders and the Board of Directors unless there is a Chairman of the Board, in which case the Chairman shall preside. He/She may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deed, mortgages, bonds, contract or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by their Bylaws to some other officer or agent of Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 6 - Secretary

The Secretary shall: (a) keep the minutes of the Board of Directors in one or more minute books provided for the purpose; (b) see that all notices are duly given in accordance with the provisions of the Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President certificates for share of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him/her by the President or by the Board of Directors.

Section 7 - Treasurer

The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.  If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his/her duties in such sum and with such sureties as the Board of Directors shall determine.

Section 8 - Salaries

The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

ARTICLE V: INDEMNITY

Section 1 Definitions

For purposes of this Article, “Indemnity” shall mean each Director or Officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as hereinafter defined), by reason of the fact that he or she is or was a Director or Officer of this Corporation or is or was serving in any capacity at the request of this Corporation as a Director, Officer, employee, agent, partner or fiduciary of or in any other capacity for another corporation, partnership, joint venture, trust, or other enterprise.

The term “Proceeding” shall mean any threatened, pending or completed action or suit including, without limitation, an action suit or proceeding (by or in the right of this Corporation), whether civil, criminal, administrative or investigative.

Section 2 Indemnification

This Corporation shall defend, indemnify and hold harmless each Indemnitee for all actions taken by him or her, and for all omissions (regardless of the date of any such action or omission), to the fullest extent permitted by Florida law, against all expense, liability and loss (including, without limitation, attorney fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding.

Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors and administrators. This Corporation may, by action of its Board of Directors, and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees. The rights to indemnification as provided in this Article shall be non-exclusive of any other rights that any person may have or hereafter acquire under a statute, provision of this Corporation’s Articles of Incorporation or Bylaws, agreement, vote of stockholders or Directors or otherwise.

Section 3 Financial Arrangements

This Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a Director, Officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in such capacity, whether or not this Corporation has the authority to indemnify him or her against such liability and expenses. The other financial arrangements which may be made by this Corporation may include, but are not limited to, (a) creating a trust fund; (b) establishing a program of self-insurance; (c) securing its obligation of indemnification by granting a security interest or other lien on any of this Corporation’s assets; and (d) establishing a letter of credit, guarantee or surety. No financial arrangement made pursuant to this section may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to advancing expenses or indemnification ordered by a court. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by this Corporation or any other person approved by the Board of Directors, even if all or part of the other person’s stock or other securities is owned by this Corporation. In the absence of fraud:

The decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section, and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

The insurance or other financial arrangement is not void or voidable; does not subject any Director approving it to personal liability for his action; and even if a Director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

Section 4 Contract of Indemnification

The provisions of this Article relating to indemnification shall constitute a contract between this Corporation and each of its Directors and Officers, which may be modified as to any Director or Officer only with that person’s consent or as specifically provided in this section.

Notwithstanding any other provision of the Bylaws relating to their amendment generally, any repeal or amendment of this Article which is adverse to any Director or Officer shall apply to such Director or Officer only on a prospective basis and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment.

Notwithstanding any other provision of these Bylaws, no repeal or amendment of these Bylaws shall affect any or all of this Article so as to limit or reduce the indemnification in any manner unless adopted by (a) the unanimous vote of the Directors of this Corporation then serving, or (b) the stockholders as set forth in Article XII hereof; provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence.

Section 5 Florida Law

References in this Article to Florida law or to any provision thereof shall be to such law as it existed on the date these Bylaws were adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of an Indemnitee or limits the indemnification rights or the rights to advancement of expenses which this Corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in this Corporation’s Articles of Incorporation, these Bylaws, or both shall continue as theretofore to the extent permitted by law; and (b) if such change permits this Corporation, without the requirement of any further action by stockholders or Directors, to limit further the liability of Indemnitees or to provide broader indemnification rights or rights to the advancement of expenses than this Corporation was permitted to provide prior to such change, liability thereupon shall be so limited and the rights to indemnification and advancement of expenses shall be so broadened to the extent permitted by law.

ARTICLE VI: CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1 Contracts

The Board of Directors may authorize any office or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2 Loans

No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  Such authority may be general or confirmed to specific instances.

Section 3 Checks, Drafts, Etc.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4 Deposits

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VII: CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1 Certificate for Shares

Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the Board of Directors so to do, and sealed with the corporate seal. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to who the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 2 Transfer of Shares

Transfer of shares of the Corporation shall be made only on the stock Transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, provided, however, that upon any action undertaken by the shareholder to elect S Corporation status pursuant to Section 1362 of the Internal Revenue Code and upon any shareholders agreement thereto restricting the transfer of said shares so as to disqualify said S Corporation status, said restriction on transfer shall be made a part of the Bylaws so long as said agreements is in force and effect.

ARTICLE VIII: FISCAL YEAR

The fiscal year of the Corporation shall begin on the 1st day of January and end on the 31st day of December of each year.

ARTICLE IX: DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and condition provided by law and its Articles of Incorporation.

ARTICLE X: CORPORATE SEAL

The Board of Directors shall provide a corporate seal which shall be Circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words 'Corporate Seal'.

ARTICLE XI: WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or Director of the Corporation under the provision of the Articles of Incorporation or under the provisions of the applicable Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XII: AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors, or by the shareholder as any regular or special meeting of the shareholders.

The above Bylaws are certified to have been adopted by the Board of Directors of the Corporation on 14th Day of May, 2009.

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Assured Equities IV Corporation

Date: July 20, 2009

By:

/s/ William D. Kyle
------------------------------
Name: William D. Kyle
Title: President
Date: July 20, 2009

By:

/s/ Anne M. Kyle
------------------------------
Name: Anne M. Kyle
Title: Corporate Secretary

EXHIBIT 3-3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Assured Equities IV Corporation

We hereby consent to the inclusion in the Form 10 Registration Statement of our report dated June 29, 2009 with respect to our audit of the financial statements of Assured Equities IV Corporation, as of May 31, 2009 and for the period from inception (May 12, 2009) to May 31, 2009.

/s/ M&K CPAS, PLLC

M&K CPAS, PLLC
Houston, Texas

July 14, 2009